UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) January 22, 2004



                               Globix Corporation
             (Exact name of registrant as specified in its charter)



             Delaware                   1-14168            13-3781263
 (State or other jurisdiction of      (Commission         (IRS Employer
          incorporation)              File Number)      Identification No.)


      139 Centre Street, New York, New York                 10013
    (Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code (212) 334-8500


          (Former name or former address, if changed since last report)

Form 8-K, Current Report
Globix Corporation
Commission File No. 001-14168



Item 5.  Other Events.
         ------------

     On January 22, 2004, Globix Corporation announced it had completed the closing papers for its previously announced sale of its property located at 415 Greenwich Street in New York, New York to 415 Greenwich Fee Owner LLC, a successor in interest to Heritage Partners, for $60 million in cash. Funding is expected to occur shortly.

     A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.




Dated: January 22, 2004                            Globix Corporation

                                        By:    /s/ Robert Dennerlein
                                                   -----------------------
                                                   Robert M. Dennerlein
                                                   Chief Financial Officer